UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2020

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6175 S. Willow Drive, 10th Floor, Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CSGS	NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2020, CSG Systems International, Inc.’s Board of Directors approved changes to its executive management team described in section 5.02 below.  The text set forth in Item 5.02 below regarding separation and employment agreements are  incorporated into this section by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2020, the Board of Directors (the “Board”) of CSG Systems International, Inc. (“CSG” or “the Company”), approved the following changes to CSG’s executive management team and Board:

Bret C. Griess

Effective December 30, 2020, Bret C. Griess, CSG’s current President and Chief Executive Officer (“CEO”), will step down as President and CEO of the Company and resign from CSG’s Board.  Mr. Griess will remain as a non-executive employee of the Company to assist with the transition of his duties through March 31, 2021, at which time he will resign from the Company.  In conjunction with Mr. Griess’ resignation, CSG and Mr. Griess entered into a Separation Agreement, dated August 26, 2020 (the “Separation Agreement”).

A copy of Mr. Griess’ Separation Agreement dated August 26, 2020 is attached hereto as Exhibit 10.51C, and herby incorporated by reference.

Brian A. Shepherd

Effective January 1, 2021, Brian A. Shepherd, CSG’s current Executive Vice President and Group President, will become the CEO and President of CSG, and be appointed as a Class III director of CSG’s Board to fill the vacancy created by Mr. Griess’ departure.  Mr. Shepherd’s Board term will continue until the May 2021 annual meeting of stockholders of CSG.  As an employee-director, Mr. Shepherd will not serve on any committees of the Board, nor receive any additional compensation as a director.

Mr. Shepherd, 52, joined CSG in 2016 and has helped accelerate the growth and strategic direction of the company’s global business, leading CSG’s profit and loss organization.  Prior to joining CSG, he held a variety of executive roles with companies such as TeleTech, Amdocs, DST Innovis, and McKinsey & Company.

In conjunction with his change in responsibilities, CSG and Mr. Shepherd agreed to the following:

•	Effective January 1, 2020, Mr. Shepherd’s base salary will be $700,000 per year.

•

Mr. Shepherd shall have the opportunity to earn an incentive bonus of not less than one hundred percent (100%) of his base salary if the agreed upon objectives for the particular calendar year are fully achieved.

•

Mr. Shepherd will also be granted a one-time restricted stock award of both Performance-Based Restricted Stock and Time-Based Restricted Stock, with the number of shares of each to be determined at a future date.

A copy of Mr. Shepherd’s Employment Agreement dated August 26, 2020 is attached hereto as Exhibit 10.55, and herby incorporated by reference.

Mr. Shepherd does not have any family relationships with any executive officer or director of CSG or its affiliates.  He is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the changes to CSG’s executive management team is attached to this Form 8-K as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.51C	Separation Agreement with Bret C. Griess dated August 26, 2020
10.55	Employment Agreement with Brian A. Shepherd dated August 26, 2020
99.1	Press Release of CSG Systems International, Inc. dated August 31, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 31, 2020

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ David N. Schaaf
David N. Schaaf
Chief Accounting Officer

2